UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08246	71-0205415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Energy Drive

Spring, TX 77389

(Address of principal executive office)(Zip Code)

(832) 796-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	SWN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K of Southwestern Energy Company, filed on November 5, 2021, in order to file exhibits 99.1 and 99.2, which were unintentionally omitted from the original filing. In addition, Item 1.01 of the original filing has been updated to include the filing of Exhibits 99.1 and 99.2 as exhibits on Form 8-K and not as exhibits to the Merger Agreement (as defined below). No other changes have been made to the original filing other than with respect of the foregoing.

Item 1.01	Entry into a Material Definitive Agreement.

On November 3, 2021, Southwestern Energy Company, a Delaware corporation (“Southwestern” or “Parent”), and Mustang Acquisition Company, LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GEP Haynesville, LLC, a Delaware limited liability company (“GEPH” or the “Company”), and GEPH Unitholder Rep, LLC, a Delaware limited liability company, solely in its capacity as the representative of the Holders (as defined in the Merger Agreement) (the “Unitholder Representative” and together with the Company, Parent, and Merger Sub, the “Parties,” sometimes referred to individually herein as a “Party”), pursuant to which Parent will acquire all of the outstanding units of the Company (each, a “GEPH Unit”) in exchange for the consideration described below. Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into GEPH, with GEPH continuing as the surviving company (the “Merger”) and a wholly-owned subsidiary of Parent.

Under the terms and conditions of the Merger Agreement, on the Closing Date (as defined in the Merger Agreement) each issued and outstanding Preferred Unit (as defined in the Merger Agreement) will be redeemed in full for an aggregate amount in cash for all Preferred Units equal to $1,165,000,000 (the “Preferred Redemption Amount”), without interest. The aggregate consideration to be paid to the Holders of Company Units (as defined in the Merger Agreement) in the transaction will consist of $160,000,000 in cash (the “Cash Consideration”) and 99,337,748 shares of Parent common stock (the “Stock Consideration”), which shares have an aggregate dollar value equal to $525,000,000 based on the volume-weighted average sales price as traded on the New York Stock Exchange of such shares calculated for the thirty trading day period ending on November 2, 2021. The Cash Consideration and Stock Consideration are subject to adjustment as provided in the Merger Agreement.

The board of directors of Parent has unanimously approved the Merger Agreement and the Merger.

The Company, Parent and Merger Sub have each made customary representations and warranties and agreed to customary covenants in the Merger Agreement. The Merger is subject to the satisfaction or waiver of customary closing conditions, including, among others, (a) the accuracy of the representations and warranties of each Party (subject to specified materiality standards), (b) compliance by each Party in all material respects with their respective covenants, and (c) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The Merger Agreement also provides for certain termination rights for both the Company and Parent, including if the Merger is not consummated on or before January 31, 2022.

In connection with the closing of the Merger, Parent will enter into a registration rights agreement (the “Registration Rights Agreement”) with all holders of interests in the Company (the “Holders”) that will receive a portion of the Stock Consideration to be issued at the closing of the Merger (the “Issuance”). Pursuant to the Registration Rights Agreement, among other things, Parent (a) is required to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 registering for resale the shares of Parent’s common stock received by the Holders as part of the Issuance (the “Shelf Registration Statement”) and (b) will grant certain Holders certain underwritten shelf offering request and piggyback registration rights. In connection with entering into the Registration Rights Agreement, Parent will also enter into lockup agreements with certain Holders who, in the aggregate, will receive approximately 90% of the Stock Consideration (the “Lockup Agreements”), pursuant to which, among other things, each such Holder will agree to sell only up to a certain specified portion of the Stock Consideration received in the Issuance as follows: the Holders subject to the Lockup Agreements may (i) not sell or otherwise dispose of any Registrable Securities (as defined in the Registration Rights Agreement) on or before the date that is 30 days following the closing and (ii) sell up to an aggregate of 25% of the Registrable Securities beginning on the 31st day after closing pursuant to the Shelf Registration Statement, including pursuant to up to (a) one shelf underwritten offering on or before the date that is six months following closing and (b) two shelf underwritten offerings on or after the date that is six months following the closing. The foregoing descriptions of the Registration Rights Agreement and Lockup Agreements do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the form of Registration Rights Agreement and form of Lockup Agreement attached hereto as Exhibit 99.1 and 99.2, respectively.

The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the Parties. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (c) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (d) have been included in the Merger Agreement for the purpose of allocating risk between the Parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Parent’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Parent that is or will be contained in, or incorporated by reference into, the Parent’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that Parent files with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1.

Item 9.01	Financial Statement and Exhibits.

(d)    Exhibits.

2.1	Agreement and Plan of Merger, dated November 3, 2021, by and among Southwestern Energy Company, Mustang Acquisition Company, LLC, GEP Haynesville, LLC, and GEPH Unitholder Rep, LLC solely in its capacity as the Unitholder Representative (Incorporated by reference to Exhibit 2.1 to Southwestern’s Current Report on Form 8-K (File No. 001-08246, filed November 5, 2021))*

99.1	Form of Registration Rights Agreement

99.2	Form of Lockup Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Annexes, schedules and certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Southwestern Energy Company hereby undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits upon request by the SEC.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information herein may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. The words “believe,” “expect,” “anticipate,” “plan,” “predict,” “intend,” “seek,” “foresee,” “should,” “would,” “could,” “attempt,” “appears,” “forecast,” “outlook,” “estimate,” “project,” “potential,” “may,” “will,” “likely,” “guidance,” “goal,” “model,” “target,” “budget” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Statements may be forward looking even in the absence of these particular words. Examples of forward-looking statements include, but are not limited to, statements regarding Southwestern’s proposed acquisition of GEPH (the “Proposed Transaction”), expected synergies and other benefits from and costs in connection with the Proposed Transaction, estimated financial metrics giving effect to the Proposed Transaction, our financial position, business strategy, production, reserve growth and other plans and objectives for our future operations, and generation of free cash flow. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. The forward-looking statements contained in this document are largely based on our expectations for the future, which reflect certain estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions, operating trends, and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. As such, management’s assumptions about future events may prove to be inaccurate. For a more detailed description of the risks and uncertainties involved, see “Risk Factors” in our most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other SEC filings. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events, changes in circumstances, or otherwise. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. Management cautions you that the forward-looking statements contained herein are not guarantees of future performance, and we cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to: the timing and extent of changes in market conditions and prices for natural gas, oil and natural gas liquids (“NGLs”), including regional basis differentials and the impact of reduced demand for our production and products in which our production is a component due to governmental and societal actions taken in response to COVID-19 or other public health crises and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets; our ability to fund our planned capital investments; a change in our credit rating, an increase in interest rates and any adverse impacts from the discontinuation of the London Interbank Offered Rate; the extent to which lower commodity prices impact our ability to service or refinance our existing debt; the impact of volatility in the financial markets or other global economic factors; difficulties in appropriately allocating capital and resources among our strategic opportunities; the timing and extent of our success in discovering, developing, producing and estimating reserves; our ability to maintain leases that may expire if production is not established or profitably maintained; our ability to realize the expected benefits from recent acquisitions or the Proposed Transaction; costs in connection with the Proposed Transaction; the consummation of or failure to consummate the Proposed Transaction and the timing thereof; integration of operations and results subsequent to the Proposed Transaction; our ability to transport our production to the most favorable markets or at all; the impact of government regulation, including changes in law, the ability to obtain and maintain permits, any increase in severance or similar taxes, and legislation or regulation relating to hydraulic fracturing, climate and over-the-counter derivatives; the impact of the adverse outcome of any material litigation against us or judicial decisions that affect us or our industry generally; the effects of weather; increased competition; the financial impact of accounting regulations and critical accounting policies; the comparative cost of alternative fuels; credit risk relating to the risk of loss as a result of non-performance by our counterparties; and any other factors listed in the reports we have filed and may file with the SEC that are incorporated by reference herein. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

By:	/s/ Chris Lacy
Chris Lacy
Vice President, General Counsel & Secretary

Dated: November 18, 2021